Response to Item 77D

Eaton Vance Emerging and Frontier
Countries Equity Fund
Material changes to the investment policies of the Fund are described in the Fund's as revised prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.